Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated August 10, 2004, except Note 2, as to which the date is December 16, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

December 17, 2004